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                      FINANCIAL PUBLIC RELATIONS AGREEMENT

This Agreement (the "Agreement") is dated Friday November 19, 2004 and is entered into by and between Ten Stix (hereinafter referred to as "CLIENT") and SmallCapVoice.Com, Inc. (hereinafter referred to as "SCV"). This Agreement is non-exclusive.


1 CONDITIONS. This Agreement will not take effect, and SCV will have no obligation to provide any service whatsoever, unless and until CLIENT returns a signed copy of this Agreement to SCV (either by mail or facsimile copy). CLIENT shall be truthful with SCV in regard to any relevant material regarding CLIENT, verbally or otherwise, or this entire Agreement will terminate and all monies paid shall be forfeited without further notice.

     Agreed, CLIENT INITIALS:       /DK/
                                -----------

     Upon execution of this Agreement, CLIENT agrees to cooperate with SCV in carrying out the purposes of this Agreement, keep SCV informed of any developments of importance pertaining to CLIENT's business and abide by this Agreement in its entirety.

2 SCOPE AND DUTIES. During the term of this Agreement, SCV will perform the following services for CLIENT:

          2.1 Financial Public Relations. SCV will provide the following services (collectively, the "Services"):

               A. Call Smallcapvoice.com's proprietary list of portfolio managers, traders, brokers, and analysts on behalf of CLIENT.

               B. Distribute CLIENT press releases by blast email and standard mail to our double opt-in database of targeted investors (100,000) and affiliated opt-in databases (totaling over 10 million OTC investors);

               C. Produce (concept, research, writing, in-house printing) a CLIENT Shareholder Communications / Investor Relations piece that shall be distributed bi-monthly (every other month). This Investor Relations (hereinafter referred to as "IR") piece includes relevant milestone updates, contract news, earnings/revenue growth updates, financing news about CLIENT;

               D.   Feature Company in Internet chat broadcasts;

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               E.   Write and distribute monthly CLIENT newsletter outlining
                    recent news headlines, brief industry trends, a quote from management, and a SmallCapVoice.com comment sent to a SmallCapVoice.com proprietary opt-in database of qualified OTC investors as well as through SmallCapVoice.com website;

               F. Introduce CLIENT Company to network of analysts in several areas of the investment community.

               G. Add CLIENT information to SmallCapVoice.com and affiliate's interactive websites interactive portfolio website (currently includes 5 financial websites);

               H. Monitor Internet Market Activity regarding CLIENT on a daily basis;

               I. Provide general financial public relations support to CLIENT;

               J.   Present CLIENT to various media and periodical sources;

3 Additional Duties. CLIENT and SCV shall mutually agree upon any additional duties that SCV may provide for compensation paid or payable by CLIENT under this Agreement. Although there is no requirement to do so, such additional agreement(s) may be attached hereto and made a part hereof by written amendments to be listed as "Exhibits" beginning with "Exhibit A" and initialed by both parties.

4 Standard of Performance. SCV shall devote such time and efforts to the affairs of the CLIENT as is reasonably necessary to render the services contemplated by this Agreement. SCV is not responsible for the performance of any services that may be rendered hereunder if the CLIENT fails to provide the requested information in writing prior thereto. The services of SCV shall not include the rendering of any legal opinions or the performance of any work that is in the ordinary purview of a certified public accountant. SCV cannot guarantee results on behalf of CLIENT, but shall use commercially reasonable efforts in providing the services listed above. If an interest is expressed in satisfying all or part of CLIENT's financial needs, SCV shall notify CLIENT and advise it as to the source of such interest and any terms and conditions of such interest. SCV's duty is to introduce and market CLIENT's funding request to appropriate funding sources. SCV will in no way act as a "broker-dealer" under state securities laws. Because all final decisions pertaining to any particular investment are to be made by CLIENT, CLIENT may be required to communicate directly with potential funding sources.

5    Compensation to SCV (Quarterly Agreement).

          5.1 CLIENT will pay for services described herein. The fees shown below shall be payable as follows:

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     INITIAL PAYMENT DUE UPON EXECUTION BY CLIENT OF FINANCIAL PUBLIC RELATIONS
     AGREEMENT: $5,000.00 and 6,000,000 Rule 144 shares of TNTI

6 Indemnification. The CLIENT agrees to indemnify and hold harmless SCV, each of its officers, directors, employees and shareholders against any and all liability, loss and costs, expenses or damages, including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or howsoever caused by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or property, arising out of any act, failure to act, neglect, any untrue or alleged untrue statement of a material fact or failure to state a material fact which thereby makes a statement false or misleading, or any breach of any material representation, warranty or covenant by CLIENT or any of its agents, employees, or other representatives. Nothing herein is intended to nor shall it relieve either party from liability for its own act, omission or negligence. All remedies provided by law, or in equity shall be cumulative and not in the alternative.

     SCV agrees to indemnify and hold harmless CLIENT, each of its officers, directors, including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or howsoever caused by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or property, arising out of any grossly negligent act, any untrue or alleged untrue statement of a material fact or failure to state a material fact which thereby makes a statement false or misleading, or any breach of any material representation, warranty or covenant by SCV or any of its agents, employees, or other representatives. Nothing herein is intended to nor shall it relieve either party from liability for its own act, omission or negligence. All remedies provided by law, or in equity shall be cumulative and not in the alternative.

7 CLIENT Representations. CLIENT hereby represents, covenants and warrants to SCV as follows:

          7.1 Authorization. CLIENT and its signatories herein have full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

          7.2 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the charter or by-laws of CLIENT, or violate any terms of provision of any other material agreement to which CLIENT is a party or any applicable statute or law.

          7.3 Contracts in Full Force and Effect. All contracts, agreements, plans, leases, policies and licenses to which CLIENT is a party are valid and in full force and effect.

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          7.4 Litigation. Except as set forth below, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of CLIENT, threatened against or invoking CLIENT, or which questions or challenges the validity of this Agreement or its subject matter and CLIENT does not know or have any reason to know of any valid basis for any such action, proceeding or investigation.

          7.5 Consents. No consent of any person, other than the signatories hereto, is necessary to the consummation of the transactions contemplated hereby, including, without limitation, consents from parties to loans, contracts, lease or other agreements and consents from governmental agencies, whether federal, state, or local.

          7.6 SCV Reliance. SCV has and will rely upon the documents, instruments and written information furnished to SCV by the CLIENT's officers or designated employees.

          7.7 CLIENT's Material. All representations and statements provided herein about the CLIENT are true and complete and accurate. CLIENT agrees to indemnify, hold harmless, and defend SCV, its officers, directors, agents and employees, at CLIENT's expense for any proceeding or suit which may raise out of any inaccuracy or incompleteness of any such material or written information supplied to SCV.

          7.8 CLIENT'S Affiliates and Other Material. To the best knowledge of CLIENT, CLIENT represents and warrants that all representation and warranties provided herein regarding CLIENT are true, complete and accurate with respect to and if applied to CLIENT's affiliates as well.

          7.9 Services Not Expressed or Implied. SCV is not and will not be a market-maker (but may be a placement agent by other "Selling Agreement" from time-to-time) in CLIENT's securities or in any securities or securities in which CLIENT or CLIENT's affiliates has an interest; and, Any payments made herein to SCV are not, and shall not be construed as, compensation to SCV for the purpose of making a market, to cover SCV's out-of-pocket expenses for making a market, or for the submission by SCV of an application to make a market in any securities; and, No payments made herein to SCV are for the purpose of affecting the price of any security or influencing any market-making functions, including, but not limited to, bid/ask quotations, initiation and termination of quotations, retail securities activities, or for the submission of any application to make a market.

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          7.10 Confidentiality. SCV and CLIENT each agree to keep confidential and provide reasonable security measures to keep confidential information where release may be detrimental to their respective business interests. SCV and CLIENT shall each require their employees, agents, affiliates, other licensees, and others who will have access to the information through SCV and CLIENT respectively, to first enter appropriate non-disclosure Agreements requiring the confidentiality contemplated by this Agreement in perpetuity. SCV will not, either during its engagement by the CLIENT pursuant to this Agreement or at any time thereafter, disclose, use or make known for its or another's benefit any confidential information, knowledge, or data of the CLIENT or any of its affiliates in any way acquired or used by SCV during its engagement by the CLIENT. Confidential information, knowledge or data of the CLIENT and its affiliates shall not include any information that is, or becomes generally available to the public other than as a result of a disclosure by SCV or its representatives.

8    Miscellaneous Provisions

          8.1 Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of SCV and CLIENT.

          8.2 Waiver of Compliance. Any failure of SCV, on the one hand, or CLIENT, on the other, to comply with any obligation, agreement, or condition herein may be expressly waived in writing, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

          8.3 Expenses: Transfer Taxes, Etc. Other than as expressly set forth in this Agreement, the parties shall bear their own costs and expenses in carrying out the provisions of this Agreement.

          8.4 Compliance with Regulatory Agencies. Each party agrees that all actions, direct or indirect, taken by it and it's respective agents, employees and affiliates in connection with this Agreement and any financing or underwriting hereunder shall conform to all applicable Federal and State securities laws.

          8.5 Notices. Any notices to be given hereunder by any party to the other may be effected either by personal delivery in writing, by a reputable, national overnight delivery service, by facsimile transmission or by mail, registered or certified, postage prepaid with return receipt requested. Notices shall be addressed to the "Contact Person" at the addresses appearing on the signature page of this Agreement, but any party may change his address or "Contact Person" by written notice in accordance with this subsection. Notices delivered personally shall be deemed delivered as of actual receipt, notices sent by facsimile shall be deemed delivered one (1) day after electronic confirmation of receipt, notices sent by overnight delivery service shall be deemed delivered one (1) day after delivery to the service, mailed notices shall be deemed delivered as of five (5) days after mailing.

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          8.6 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          8.7 Delegation. Neither party shall delegate the performance of its duties under this Agreement without the prior written consent of the other party.

          8.8 Publicity. Neither SCV nor CLIENT shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any Federal or State governmental agency, except that the party required to disclose shall consult with and make reasonable efforts to accommodate changes to the required disclosure and the timing of such announcement suggested by the other party.

          8.9 Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of law doctrine. CLIENT and SCV agree that if any action is instituted to enforce or interpret any provision of this Agreement, the jurisdiction and venue shall be San Diego County, California.

          8.10 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          8.11 Headings. The heading of the sections of this Agreement are inserted for convenience only and shall not constitute a part hereto or affect in any way the meaning or interpretation of this Agreement.

          8.12 Entire Agreement. This Agreement including any Exhibits hereto, and the other documents and certificates delivered pursuant to the terms hereto, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promise, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officers employee or representative of any party hereto.

          8.13 Third Parties. Except as specifically set forth or referred to herein, nothing herein express or implied is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

          8.14 Attorneys' Fees and Costs. If any action is necessary to enforce and collect upon the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs, in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.

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          8.15 Survivability. If any part of this Agreement is found, or deemed by a court of competent jurisdiction to be invalid or unenforceable, that part shall be severable from the remainder of the Agreement.

          8.16 Further Assurances. Each of the parties agrees that it shall from time-to-time take such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purposes of this Agreement.

          8.17 Relationship of the Parties. Nothing contained in this Agreement shall be deemed to constitute either party becoming the partner of the other, the agent or legal representative of the other, nor create any fiduciary relationship between them, except as otherwise expressly provided herein. It is not the intention of the parties to create nor shall this Agreement be construed to create any commercial relationship or other partnership. Neither party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other party, except as otherwise expressly provided herein. The rights, duties, obligations and liabilities of the parties shall be separate, not joint or collective. Each party shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein.

          8.18 No Authority to Obligate the CLIENT. Without the consent of the Board of Directors of CLIENT, SCV shall have no authority to take, nor shall it take, any action committing or obligating CLIENT in any manner, and it shall not represent itself to others as having such authority.

9 Arbitration. WITH RESPECT TO THE ARBITRATION OF ANY DISPUTE, THE UNDERSIGNED HEREBY ACKNOWLEDGE AND AGREE THAT: ARBITRATION IS FINAL AND BINDING ON THE PARTIES; THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDY IN COURT, INCLUDING THEIR RIGHT TO JURY TRIAL;

          9.1 PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDING;

          9.2 THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT OF APPEAL OR TO SEEK MODIFICATION OF RULING BY THE ARBITRATORS IS STRICTLY LIMITED;

          9.3 THIS ARBITRATION PROVISION IS SPECIFICALLY INTENDED TO INCLUDE ANY AND ALL STATUTORY CLAIMS WHICH MIGHT BE ASSERTED BY ANY PARTY;

          9.4 ALL DISPUTES, CONTROVERSIES, OR DIFFERENCES BETWEEN CLIENT, SCV OR ANY OF THEIR OFFICERS, DIRECTORS, LEGAL REPRESENTATIVES, ATTORNEYS, ACCOUNTANTS, AGENTS OR EMPLOYEES, OR ANY CUSTOMER OR OTHER PERSON OR ENTITY, ARISING OUT OF, IN CONNECTION WITH OR AS A RESULT OF THIS AGREEMENT, SHALL BE RESOLVED THROUGH ARBITRATION RATHER THAN THROUGH LITIGATION;

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          9.5 THE UNDERSIGNED CLIENT HEREBY AGREES TO SUBMIT THE DISPUTE FOR
     RESOLUTION TO THE AMERICAN ARBITRATION ASSOCIATION, IN SAN DIEGO, CALIFORNIA WITHIN FIVE (5) DAYS AFTER RECEIVING A WRITTEN REQUEST TO DO SO FROM ANY OF THE AFORESAID PARTIES;

          9.6 IF ANY PARTY FAILS TO SUBMIT THE DISPUTE TO ARBITRATION ON REQUEST, THEN THE REQUESTING PARTY MAY COMMENCE AN ARBITRATION PROCEEDING, BUT IS UNDER NO OBLIGATION TO DO SO;

          9.7 ANY HEARING SCHEDULED AFTER AN ARBITRATION IS INITIATED SHALL TAKE PLACE IN SAN DIEGO COUNTY, CALIFORNIA, AND THE FEDERAL ARBITRATION ACT SHALL GOVERN THE PROCEEDING AND ALL ISSUES RAISED BY THIS AGREEMENT TO ARBITRATE;

          9.8 IF ANY PARTY SHALL INSTITUTE ANY COURT PROCEEDING IN AN EFFORT TO RESIST ARBITRATION AND BE UNSUCCESSFUL IN RESISTING ARBITRATION OR SHALL UNSUCCESSFULLY CONTEST THE JURISDICTION OF ANY ARBITRATION FORUM LOCATED IN SAN DIEGO COUNTY, CALIFORNIA, OVER ANY MATTER WHICH IS THE SUBJECT OF THIS AGREEMENT, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE LOSING PARTY ITS LEGAL FEES AND ANY OUT-OF-POCKET EXPENSES INCURRED IN CONNECTION WITH THE DEFENSE OF SUCH LEGAL PROCEEDING OR ITS EFFORTS TO ENFORCE ITS RIGHTS TO ARBITRATION AS PROVIDED FOR HEREIN;

          9.9 THE PARTIES SHALL ACCEPT THE DECISION OF ANY AWARD AS BEING FINAL AND CONCLUSIVE AND AGREE TO ABIDE THEREBY;

          9.10 ANY DECISION MAY BE FILED WITH ANY COURT AS A BASIS FOR JUDGMENT AND EXECUTION FOR COLLECTION.

10 Term. This Agreement is a quarterly agreement for the term of ninety (90) days and shall terminate automatically after ninety days from the date of execution.

11 Non-Circumvention. In and for valuable consideration, CLIENT hereby agrees that SCV may introduce (whether by written, oral, data, or other form of communication) CLIENT to one or more opportunities, including, without limitation, existing or potential investors, lenders, borrowers, trusts, natural persons, corporations, limited liability companies, partnerships, unincorporated businesses, sole proprietorships and similar entities (an "Opportunity" or "Opportunities"). CLIENT further acknowledges and agrees that the identity of the subject Opportunities, and all other information concerning an Opportunity (including without limitation, all mailing information, phone and fax numbers, email addresses and other contact

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     information) introduced hereunder are the property of SCV, and shall be treated as confidential information by CLIENT, it affiliates, officers, directors, shareholders, employees, agents, representatives, successors and assigns. CLIENT shall not use such information, except in the context of any arrangement with SCV in which SCV is directly and actively involved, and never without SCV's prior written approval. CLIENT further agrees that neither it nor its employees, affiliates or assigns, shall enter into, or otherwise arrange (either for it/him/herself, or any other person or entity) any business relationship, contact any person regarding such Opportunity, either directly or indirectly, or any of its affiliates, or accept any compensation or advantage in relation to such Opportunity except as directly though SCV, without the prior written approval of SCV. SCV is relying on CLIENT's assent to these terms and their intent to be bound by the terms by evidence of their signature. Without CLIENT's signed assent to these terms, SCV would not introduce any Opportunity or disclose any confidential information to CLIENT as herein described.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

CLIENT: Ten Stix, Inc.

By: /s/ David Keaveney
    ------------------------------------

Date:                   November 19, 2005

Address:                P.O. Box 26496
                        Scottsdale, AZ 85255

Contact Person:         David Keaveney


SCV:

SmallCapVoice.Com, Inc.

By: /s/ Stuart T. Smith
    -------------------------------------

Date:                   November 19, 2005

Address:                1069 Eucalyptus
                        Vista, CA 92084

Contact Person:         Stuart T. Smith